As filed with the Securities and Exchange Commission on November 12, 2024

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FATHOM HOLDINGS INC.

(Exact name of registrant as specified in its charter)

North Carolina	82-1518164
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2000 Regency Parkway Drive, Suite 300

Cary, North Carolina, 27518

(Address of principal executive offices) (Zip Code)

Fathom Holdings Inc. 2019 Omnibus Stock Incentive Plan, as amended

(Full title of the plan)

Marco Fregenal

Chief Executive Officer

2000 Regency Parkway Drive, Suite 300

Cary, North Carolina, 27518

Telephone: (888) 455-6040

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Andrew J. Gibbons, Esq.

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

(919) 781-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

This Registration Statement is being filed by the Registrant to register an additional 1,600,000 shares of Common Stock, securities of the same class for which a Registration Statement on Form S-8 relating to the 2019 Omnibus Incentive Stock Plan, as amended (the “2019 Stock Plan”) is effective. Accordingly, the contents of the previous Registration Statements on Forms S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on August 21, 2020 (File No. 333-248234), June 15, 2022 (File No. 333-265625) and September 14, 2023 (File No. 333-274517) (the “Previous Registration Statements”), including periodic reports filed after the Previous Registration Statements on Forms S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

On June 28, 2024, the Registrant’s Board of Directors approved an increase of 1,600,000 shares in the number of shares of Common Stock reserved under the 2019 Stock Plan. The Registrant’s shareholders approved the increase on August 19, 2024. Accordingly, the number of shares of Common Stock available for issuance was increased by 1,600,000 shares effective August 19, 2024.

This Registration Statement registers the 1,600,000 additional shares of Common Stock that became available for issuance under the 2019 Stock Plan on August 19, 2024, as a result of the amendment. Previously, 5,760,778 shares reserved for issuance under the 2019 Stock Plan were registered under the Previous Registration Statements. An aggregate of 320,769 shares of Common Stock available for issuance under the 2019 Stock Plan have not been registered due to an available exemption under Rule 701.

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on March 19, 2024, as amended on April 29, 2024 and July 2, 2024;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on May 13, 2024;

(c)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the Commission on August 13, 2024;

(d)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the Commission on November 12, 2024;

(e)	the Registrant’s Current Report on Form 8-K filed with the Commission on March 14, 2024, May 9, 2024, May 9, 2024, August 12, 2024, August 19, 2024, September 16, 2024, September 27, 2024, November 7, 2024; and

(f)	the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on July 28, 2020 and as may be amended from time to time.

In addition, documents filed, but not furnished, by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. In no event, however, will any of the information, including exhibits, that the Registrant discloses under Item 2.02 and Item 7.01 of any report on Form 8-K that has been or may be, from time to time, furnished to the Commission, be incorporated by reference into or otherwise become a part of this Registration Statement.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description

5.1*	Opinion of Wyrick Robbins Yates & Ponton LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Wyrick Robbins Yates & Ponton LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney (included in the signature page to this Registration Statement).

99.1	Fathom Holdings Inc. 2019 Omnibus Stock Incentive Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed on August 4, 2020).

99.2	First Amendment to Fathom Holdings Inc. 2019 Omnibus Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on October 20, 2021).

99.3	Second Amendment to Fathom Holdings Inc. 2019 Omnibus Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on October 31, 2022).

99.4	Third Amendment to Fathom Holdings Inc. 2019 Omnibus Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on August 28, 2023).

99.5	Fourth Amendment to Fathom Holdings Inc. 2019 Omnibus Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on August 19, 2024).

107*	Filing Fee Table

* Filed herewith.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on the 12th day of November, 2024.

FATHOM HOLDINGS INC.

By:	/s/ Marco Fregenal
Marco Fregenal
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Marco Fregenal and Joanne Zach, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Marco Fregenal	Chief Executive Officer, Director	November 12, 2024
Marco Fregenal	(Principal Executive Officer)

/s/ Joanne Zach	Chief Financial Officer,	November 12, 2024
Joanne Zach	(Principal Financial Officer)

/s/ Scott Flanders	Director	November 12, 2024
Scott Flanders

/s/ Ravila Gupta	Director	November 12, 2024
Ravila Gupta

/s/ David C. Hood	Director	November 12, 2024
David C. Hood

/s/ Stephen Murray	Director	November 12, 2024
Stephen Murray

/s/ Jennifer B. Venable	Director	November 12, 2024
Jennifer B. Venable